Exhibit 3.192

seal	Arkansas Secretary of State
Mark Martin
State Capitol Building ¿ Little Rock, Arkansas 72201-1094 ¿ 501.682.3409

I, Mark Martin, Arkansas Secretary of State of the State of Arkansas, and as such, keeper of the records of domestic and foreign corporations, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

All Corporate records on file for

filed on this Feb 23, 1996

MCSA, L.L.C.

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 27th day of October, 2011.

/s/ Mark Martin
Mark Martin
Arkansas Secretary of State

By:	/s/ Shawn Van Camp
Shawn Van Camp

FILED CORPORATIONS DIVISION NO 129761 SHARON PRIEST SECRETARY OF STATE STATE OF ARKANSAS

ARTICLES OF ORGANIZATION

MCSA, L.L.C.

The undersigned, desiring to form a limited liability company pursuant to the provisions of the Arkansas Act 1003 of 1993 and any and all acts amendatory thereof or supplemental thereto, hereby certifies that:

1. Name. The name of the limited liability company (hereinafter referred to as the “Limited” Liability Company”) is MCSA, L.L.C.

2. Address. The address of the registered office of the Limited Liability Company and the name and business residence of the registered agent are as follows:

Registered Agent/Registered Office

Prentice-Hall Corporation System, Arkansas

One Riverfront Place, 8th Floor

North Little Rock, Arkansas 72119

3. Duration. The Limited Liability Company is to dissolve no later than December 31, 2035, unless otherwise provided in the operating agreement of the Limited Liability Company.

4. Management. The management of the Limited Liability Company is vested in its managers.

5. Amendment to Articles of Organization. From time to time any of the provisions of these Articles of Organization may be amended, altered, or repealed and other provisions authorized by the laws of the state of Arkansas at the time in force may be added or inserted in the manner and at the time prescribed by said laws.

IN WITNESS WHEREOF, the undersigned has hereunto signed these Articles of Organization on behalf of the members of MCSA, L.L.C., effective as of February 23, 1996.

/s/ Price C. Gardner
Price C. Gardner, Member Representative

FILED CORPORATIONS DIVISION NO 129761 SHARON PRIEST SECRETARY OF STATE STATE OF ARKANSAS

Corporation and UCC Records • Elections • Capitol Building and Grounds

seal	Arkansas Secretary of State
Sharon Priest
State Capitol • Little Rock, Arkansas 72201-1094 • 501.682.1010

APPLICATION FOR FICTITIOUS NAME

For A Limited Liability Company

To:	Sharon Priest

Secretary of State

State Capitol

Little Rock, Arkansas 72201-1094

Pursuant to the provisions of Act 1528 of 1999, the undersigned limited liability company hereby applies for the use of a fictitious name and submits herewith the following statement:

1.	The fictitious name under which the business is being, or will be, conducted by this limited liability company is: Medical Center of South Arkansas

2.	The character of the business being, or to be, conducted under such fictitious name is: Health care services

3.	a) The limited liability company’s name and its date of qualification in Arkansas:

MCSA, LLC – 2/23/1996

b)	The State of organization is:

Arkansas

c)	The location (city and street address) of the registered office of the applicant limited liability company in Arkansas is:

Street                                                               DC

City North Little Rock

State Arkansas

Signature:	/s/
(The manager or member acknowledges that ha/she is authorized to execute this application)

Address: 700 West Grove Street, El Dorado, Arkansas 71730

INSTRUCTIONS:

Prepare this form in duplicate, send to Secretary of State’s Office, Corporations Division, State Capitol, Little Rock, Arkansas. Duplicate copy will be returned to the limited liability company.

Fee $25.00	DN-18b/F-18b/Rev. 11/99

FILED—Arkansas Secretary of State #100129761 08/09/2005 10:58

NOTICE OF CHANGE OF ADDRESS OF THE

AGENT FOR SERVICE OF PROCESS

BY THE REGISTERED AGENT

To: Charlie Daniels

Secretary of State

Corporations Division

Little Rock, AR 72201-1094

Pursuant to the Arkansas code for Change of Registered Agent, the undersigned submits the following statement for the purpose of changing the address of the agent for service of process for the below named entity registered in the state of Arkansas.

1.	Name of entity

MCSA, L.L.C.

2.	The current address of the agent for service of process is:

120 East Fourth Street

Little Rock, AR 72201

3.	The address of the agent for service of process is changed to:

101 S. Spring Street

Suite 220

Little Rock, Arkansas 72201

4.	Name of the present agent for service of process:

The Prentice-Hall Corporation System, Arkansas

5.	The above listed entity has been notified of the change of address of the agent for service of process.

Dated: August 8, 2005

The Prentice-Hall Corporation System, Arkansas

/s/ John H. Pelletier
John H. Pelletier, Asst. VP

FILED—Arkansas Secretary of State #100129761 10/01/2007 13:18

Seal	Arkansas Secretary of State
	Charlie Daniels	State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1.	a. Current Name of Commercial Registered Agent: The Prentice-Hall Corporation System, Arkansas

b. New name of Commercial Registered Agent:

2.	a. Current address on file: 101 S. Spring Street,

                                                                                  Street Address

                     Suite 220, Little Rock, AR 72201

                     Street Address Line 2                                                                          City, State Zip

                                                                                  Street Address

b.	New address: 300 Spring Building, Suite 900

                     300 S. Spring Street, Little Rock, AR 72201

                     Street Address Line 2                                                                          City, State Zip

3.	a. Jurisdiction / type of organization: Arkansas—Domestic For Profit Corporation

b. New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 28th day of September, 2007.

/s/	/s/ John H. Pelletier, Asst. VP
Signature and Title of Authorized Individual	Printed Name of Authorized Individual

FILED BUSINESS SERVICES DIVISION
NO.
SECRETARY OF STATE STATE OF ARKANSAS

NO FEE	CRA-CF Rev. 08/07

Seal	Arkansas Secretary of State
Mark Martin
State Capitol Building ¿Little Rock, Arkansas 72201-1094 ¿501.682.3409

CERTIFICATE OF GOOD STANDING

I, Mark Martin, Arkansas Secretary of State of the State of Arkansas, and as such, keeper of the records of domestic and foreign corporations, do hereby certify that the records of this office show

PHILLIPS HOSPITAL CORPORATION

authorized to transact business in the State of Arkansas as a For Profit Corporation, filed Articles of Incorporation in this office January 24, 2002.

Our records reflect that said entity, having complied with all statutory requirements in the State of Arkansas, is qualified to transact business in this State.

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 27th day of October, 2011.

/s/ Mark Martin
Mark Martin
Arkansas Secretary of State

By:	/s/ Nannette Akins
Nannette Akins